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                                                                  EXHIBIT (e)(5)

[LOGO OF AIG] THE AIG LIFE COMPANIES (U.S.)

                             EXECUTIVE ADVANTAGE(SM)

                            LOAN / SURRENDER REQUEST

Policy Number:  _________   Policyholder: ______________________________________
                                           (Last Name, First Name, Middle Name)

Insured:     _____________________________________  Social Security No.:__-__-__
             (Last Name, First Name, Middle Name)

LOAN REQUEST

     . Interest will accrue daily on any outstanding loan at an annual interest rate as indicated in the specifications.
          [ ]  Maximum Amount Available (may vary by Subaccount)
          [ ]  $ __________ in cash or maximum amount available, if less

SURRENDER REQUEST

          [ ] Full surrender (original policy or lost policy affidavit must be enclosed)
          [ ] Partial surrender in the amount of $ __________ or for ______% of cash surrender value
     .    No more than two (2) surrenders may be made during each Certificate
          Year.
     . An expense charge and/or a surrender charge may be assessed according to the Certificate.
     . You can direct below how the loan or partial surrender will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts. If you provide no directions, the loan or partial surrender amount will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts on a pro rata basis.

                                                               Amount   Percent
                                                               ------   -------
Guaranteed Account                                            $________   ____%
ALLIANCEBERNSTEIN VARIABLE PRODUCT SERIES FUND, INC.
  AllianceBernstein Americas Government Income                $________   ____%
  AllianceBernstein Growth Portfolio                          $________   ____%
  AllianceBernstein Growth and Income Portfolio               $________   ____%
  AllianceBernstein Premium Growth Portfolio                  $________   ____%
  AllianceBernstein Quasar Portfolio                          $________   ____%

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
  VP Income & Growth Fund                                     $________   ____%
  VP International Fund                                       $________   ____%

CREDIT SUISSE TRUST
  Emerging Growth Portfolio                                   $________   ____%
  Emerging Markets Portfolio                                  $________   ____%
  Global Post-Venture Capital Portfolio                       $________   ____%
  International Focus Portfolio                               $________   ____%
  Large Cap Value Portfolio                                   $________   ____%
  Small Cap Growth Portfolio                                  $________   ____%

FIDELITY VARIABLE INSURANCE PRODUCTS FUND
  VIP Balanced Portfolio                                      $________   ____%
  VIP Contrafund Portfolio                                    $________   ____%
  VIP Index 500 Portfolio                                     $________   ____%

FRANKLIN TEMPLETON VARIABLE PRODUCTS TRUST
  Developing Markets Securities - Class 2                     $________   ____%
  Growth Securities - Class 2                                 $________   ____%
  International Securities - Class 2                          $________   ____%

GOLDMAN SACHS ASSET MANAGEMENT L.P.
  CORE U.S. Equity Fund                                       $________   ____%
  International Equity Fund                                   $________   ____%

J.P. MORGAN SERIES TRUST II
  Mid Cap Value Portfolio                                     $________   ____%
  Small Company Portfolio                                     $________   ____%

MERRILL LYNCH VARIABLE SERIES FUNDS
  Merrill Lynch Basic Value V.I. Fund                         $________   ____%
  Merrill Lynch Fundamental Growth V.I. Fund                  $________   ____%
  Merrill Lynch Government Bond V.I. Fund                     $________   ____%
  Merrill Lynch Small Cap Value V.I. Fund                     $________   ____%

MORGAN STANLEY UNIVERSAL INSTITUTIONAL FUNDS
  Core Plus Fixed Income Portfolio Class 1                    $________   ____%
  Emerging Markets Equity Portfolio Class 1                   $________   ____%
  High Yield Portfolio Class 1                                $________   ____%
  Mid Cap Growth Portfolio Class 1                            $________   ____%
  Money Market Portfolio Class 1                              $________   ____%
  Technology Portfolio Class 1                                $________   ____%
  U.S. Mid Cap Core Portfolio Class 1                         $________   ____%

NEUBERGERBERMAN ADVISERS MANAGEMENT TRUST
  AMT Partners Portfolio                                      $________   ____%

PIMCO VARIABLE INSURANCE TRUST
  High Yield Portfolio                                        $________   ____%
  Long Term U.S. Government Portfolio                         $________   ____%
  Real Return Portfolio                                       $________   ____%
  Short-Term Portfolio                                        $________   ____%
  Total Return Bond Portfolio                                 $________   ____%

VANGUARD VARIABLE INSURANCE FUND
  Total Bond Market Index Portfolio                           $________   ____%
  Total Stock Market Index Portfolio                          $________   ____%

VALIC COMPANY I
  International Equities Fund                                 $________   ____%
  Mid Cap Index Fund                                          $________   ____%
  Small Cap Index Fund                                        $________   ____%

Loan / Surrender, Executive Advantage(SM), 05/03, Page 1 of 2

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As Policyholder, I represent that the statements and answers in this Loan /
Surrender request are written as made by me and are complete and true to the best of my knowledge and belief. In the event of a full surrender, I surrender all rights to this policy and state that no bankruptcy or insolvency proceeding is pending with respect to me.

---------------------------------------------     ------------------------------
Signature of Insured                              Signature of Policyholder (If
                                                  other than Insured)

_________________  ____, 20___
Date Signed

Loan / Surrender, Executive Advantage(SM), 05/03, Page 2 of 2